                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                              GRIFFON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              GRIFFON CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 4, 1999
                            ------------------------

To the Stockholders of
  GRIFFON CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Griffon Corporation will be held at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York on Thursday, February 4, 1999 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

     1.     To elect four directors.

     2. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on December 14, 1998 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof.

                                         By Order of the Board of Directors,

                                              EDWARD I. KRAMER
                                                 Secretary
Dated: Jericho, New York
      December 30, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE OR VOTE BY CALLING THE TOLL-FREE TELEPHONE NUMBER AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, WHETHER GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD OR BY TELEPHONE, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

                              GRIFFON CORPORATION
                             100 JERICHO QUADRANGLE
                            JERICHO, NEW YORK 11753
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, FEBRUARY 4, 1999
                            ------------------------

     The Annual Meeting of Stockholders of Griffon Corporation (the "Company") will be held on Thursday, February 4, 1999 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF GRIFFON CORPORATION FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS. The approximate date on which this Proxy Statement and the enclosed Proxy are being first mailed to stockholders is December 30, 1998.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the Proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

     Only stockholders of record on December 14, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had outstanding one class of voting capital stock, namely, 30,434,237 shares of Common Stock, $.25 par value per share. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote at the Annual Meeting of Stockholders. The affirmative vote of a majority of the shares voting on the proposal is required for approval of each matter to be submitted to a vote of the shareholders. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                               SECURITY OWNERSHIP

     The following table sets forth as of December 14, 1998 certain information with regard to ownership of the Company's Common Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock, to the knowledge of the Company based upon filings with the Securities and Exchange Commission, except where otherwise indicated; (ii) each director and each executive officer named in the "Summary Compensation Table"; and (iii) all directors and executive officers of the Company as a group:

                                                                         COMMON
                                                                          STOCK
                                                                      BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                OWNED(1)
------------------------                                      -----------------------------
FMR Corp.(2)................................................  3,065,900  (9.9%)
Patrick L. Alesia...........................................    103,694  (3)
Henry A. Alpert.............................................      6,172  (5)(6)
Robert Balemian.............................................  1,573,349  (4.6%)(3)(4)
Bertrand M. Bell............................................      9,749  (5)
Harvey R. Blau..............................................  2,130,241  (6.3%)(3)(4)(7)(8)
Robert Bradley..............................................      5,349  (5)
Abraham M. Buchman..........................................      9,180  (5)
Rear Admiral Clarence A. Hill, Jr. (Ret.)...................     11,212  (5)
Edward I. Kramer............................................    108,012  (3)(8)(9)
Ronald J. Kramer............................................     24,329  (5)(10)
Lieutenant Gen. James W. Stansberry (Ret.)..................     17,149  (5)(11)
Martin S. Sussman...........................................      5,749  (5)
William H. Waldorf..........................................      7,946  (5)
Lester L. Wolff.............................................      5,749  (5)
Directors and executive officers as a group (14 persons)....  4,017,880  (11.8%)(12)

---------------
 (1) No officer or director beneficially owns more than one percent of the issued and outstanding Common Stock of the Company unless otherwise indicated. Ownership represents sole voting and investment power, except where otherwise indicated.

 (2) Reflects shares beneficially owned by FMR Corp. ("FMR") according to information furnished to the Company by FMR. FMR holds sole dispositive power with respect to 3,065,900 shares and sole voting power with respect to zero shares. All shares were beneficially owned by FMR's wholly-owned subsidiary, Fidelity Management and Research Company. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

 (3) Includes for Messrs. Blau, Balemian, Alesia and Edward I. Kramer, 1,615,000, 1,225,000, 47,500 and 42,500 shares, respectively, issuable with respect to options currently exercisable and options which become exercisable within 60 days under the Company's stock option plans. See "Management -- Stock and Compensation Plans".

 (4) Includes for Messrs. Blau and Balemian, 57,678 shares of Common Stock credited to each of them in deferred stock under the Company's Senior Management Incentive Compensation Plan. See "Management -- Stock and Compensation Plans."

 (5) Includes shares of Common Stock granted pursuant to the Company's Outside Director Stock Award Plan. See "Management -- Stock and Compensation Plans -- and -- Outside Director Stock Award Plan".

 (6) Includes 2,500 shares owned by the Spartan Petroleum Profit Sharing Trust of which Mr. Alpert is one of two trustees.

 (7) Includes 125,551 shares owned by Mr. Blau's wife.

 (8) Includes 24,715 shares of Common Stock owned by the Blau, Kramer, Wactlar & Lieberman, P.C. Profit Sharing Plan of which Mr. Blau and Mr. Edward I. Kramer are two of three trustees.

 (9) Includes 297 shares owned by Mr. Edward I. Kramer's wife.

(10) Includes 4,100 shares owned by Mr. Ronald J. Kramer's wife and daughters and 8,000 shares owned by a limited partnership of which Mr. Kramer is a general partner, as to which Mr. Kramer disclaims beneficial ownership of such shares which are in excess of his pecuniary interest.

(11) Includes 10,650 shares owned by Lieutenant General Stansberry's wife and 1,750 shares owned by the Stansberry Associates Money Purchase Plan of which Mr. Stansberry and his wife are the trustees.

(12) Includes 2,930,000 shares issuable with respect to options currently exercisable and options which become exercisable within 60 days granted to executive officers under the Company's stock option plans. See
     "Management -- Stock and Compensation Plans".

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The Company's Board of Directors now consists of twelve directors as set forth below.

        CLASS I                    CLASS II                       CLASS III
  (TO SERVE UNTIL THE        (TO SERVE UNTIL THE             (TO SERVE UNTIL THE
   ANNUAL MEETING OF          ANNUAL MEETING OF               ANNUAL MEETING OF
 STOCKHOLDERS IN 1999)      STOCKHOLDERS IN 2000)           STOCKHOLDERS IN 2001)
-----------------------   --------------------------   -------------------------------
Bertrand M. Bell (2)(3)        Robert Balemian               Henry A. Alpert (2)
  Robert Bradley (1)            Harvey R. Blau             Abraham M. Buchman (2)
 Martin S. Sussman (1)       Ronald J. Kramer (1)               Rear Admiral
    Lester L. Wolff           Lieutenant General       Clarence A. Hill, Jr. (Ret.)(2)
                          James W. Stansberry (Ret.)      William H. Waldorf (1)(3)

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Ethics Oversight Committee.

     Bertrand M. Bell, Robert Bradley, Martin S. Sussman and Lester L. Wolff, directors in Class I, are to be elected to hold office until the Annual Meeting of Stockholders in 2002 or until their successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors who are not employees of the Company receive an annual fee of $15,000 and a fee of $1,200 for each Board of Directors or Committee meeting attended. In addition, under the Company's Outside Director Stock Award Plan, each non-employee director receives at the time of the Annual Meeting of Stockholders each year, shares of Common Stock of the Company having a market value of $10,000. All shares awarded under this plan vest over a period of three years. In 1998, an aggregate of 6,660 shares were granted under this plan.

     There were four meetings of the Board of Directors during the fiscal year ended September 30, 1998. For the fiscal year ended September 30, 1998, there was one meeting of the Audit Committee, five meetings of the Compensation Committee and one meeting of the Ethics Oversight Committee. The Company's Audit Committee is involved in discussions with the Company's independent public accountants with respect to the year-end audited financial statements, the Company's internal accounting controls and the professional services furnished by the independent public accountants to the Company, and the Compensation Committee recommends executive compensation and awards grants of stock options to officers and employees. See "Compensation Committee Report on Executive Compensation." The Company's Ethics Oversight Committee is responsible for establishing and maintaining procedures for receipt, investigating and reporting of information and reports concerning alleged violations of the Company's Code of Business Ethics and

Standards of Conduct. The Company has no standing nominating committee. Each director attended or participated in at least 75% of the meetings of the Board of Directors and the Committees on which he served.

PRINCIPAL OCCUPATIONS OF DIRECTORS

     The following is a brief account of the business experience for the past five years of the Company's directors:

     Mr. Henry A. Alpert (51), a director of the Company since February 1995, has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, for more than the past five years.

     Mr. Robert Balemian (59) has been President and a director of the Company since 1982, was Vice President of the Company from February 1976 through December 1978 and Vice President of Finance of the Company from December 1978 until March 1982.

     Dr. Bertrand M. Bell (69), a director of the Company since 1976, has been Professor of Medicine at Albert Einstein College of Medicine for more than the past five years and was appointed Distinguished Professor in September 1992.

     Mr. Harvey R. Blau (63) has been Chairman of the Board of the Company since 1983. Mr. Blau also is Chairman of the Board of Aeroflex Incorporated, a diversified manufacturer of military and industrial products and a director of Nu Horizons Electronics Corp., a distributor of electronic components, and Reckson Associates Realty Corp, a real estate investment trust. See "Management -- Certain Transactions."

     Mr. Robert Bradley (79), a director of the Company since 1985, was an employee and executive of commercial banks for more than 30 years prior to his retirement in 1979. Mr. Bradley is a director of Aeroflex Incorporated.

     Mr. Abraham M. Buchman (82), a director of the Company since 1966, has been a practicing attorney in the State of New York for more than the past five years. Mr. Buchman is a partner in the law firm of Buchman & O'Brien.

     Rear Admiral Clarence A. Hill, Jr. (Ret.) (78), a director of the Company since 1982, was an officer in the United States Navy for more than thirty-five years prior to his retirement in 1973. Since retirement, Rear Admiral Hill has been acting as an independent consultant with respect to the utilization of advanced concepts of system modeling and manpower survey techniques. From 1975 to 1991, Rear Admiral Hill was Vice President for Governmental Affairs and an executive board member of the Association of Naval Aviation.

     Mr. Ronald J. Kramer (40), a director of the Company since 1993, has been Chairman of the Board of Ladenburg, Thalmann Group, Inc., an investment banking firm, since June 1995. For more than five years prior thereto, Mr. Kramer was a managing director of Ladenburg, Thalmann Group, Inc. Mr. Kramer is a director of New Valley Corporation, the parent company of Ladenberg, Thalmann Group, Inc. and Grand Casinos, Inc., an owner and operator of casinos. Mr. Kramer is the son-in-law of Mr. Harvey R. Blau.

     Lieutenant General James W. Stansberry (Ret.) (71), a director of the Company since 1991, was an officer in the United States Air Force for thirty-five years prior to his retirement in 1984. Since 1984, Lieutenant General Stansberry has been President of Stansberry Associates International, Inc., an independent consultant specializing in strategic planning for aerospace and defense firms. In fiscal 1998, Telephonics

Corporation, a wholly-owned subsidiary of the Company, paid $42,000 to Stansberry Associates International, Inc. in consulting fees.

     Mr. Martin S. Sussman (61), a director of the Company since 1989, has been a practicing attorney in the State of New York since 1961, and has been a member of the law firm of Seltzer, Sussman & Habermann for more than the past five years. Mr. Sussman is a director of Greenstone Roberts Advertising, Inc., an advertising agency.

     Mr. William H. Waldorf (61), a director of the Company since 1963, has been President of Landmark Capital, Inc., an investment firm, for more than the past five years. Mr. Waldorf is a director of Kayne Anderson Mutual Funds.

     Lester L. Wolff (78), a director of the Company since 1987, has been President of Lester Wolff Enterprises Limited, a public relations firm, since 1981. Mr. Wolff served as a member of the U.S. House of Representatives from 1964 to 1981. Mr. Wolff is a director of U.S. Asia International Publications, Inc., a magazine publisher. In fiscal 1998, Telephonics Corporation, a wholly-owned subsidiary of the Company, paid $42,000 to Lester Wolff Enterprises Limited in consulting fees.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The officers of the Company are as follows:

             NAME                      AGE                 OFFICE HELD
-------------------------------        ---        ------------------------------
Harvey R. Blau.................        63         Chairman of the Board and
                                                  Chief Executive Officer
Robert Balemian................        59         President
Patrick L. Alesia..............        50         Vice President and Treasurer
Edward I. Kramer...............        64         Vice President, Administration
                                                  and Secretary

     Mr. Patrick L. Alesia was appointed Vice President of the Company in May 1990 and has been the Treasurer of the Company since April 1979.

     Mr. Edward I. Kramer was appointed Vice President, Administration of the Company in February 1997 and Secretary in February 1998. He has been a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Company for more than the past five years. Mr. Kramer is also a member of the Company's Ethics Oversight Committee.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation with respect to the Chairman/ Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000 for services rendered during the fiscal years ended September 30, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                       ANNUAL COMPENSATION            ----------------------
                                               ------------------------------------   NUMBER OF    LONG-TERM
                                                                       OTHER ANNUAL     SHARES     INCENTIVE    ALL OTHER
NAME AND                              FISCAL                BONUS      COMPENSATION   UNDERLYING     PLAN      COMPENSATION
PRINCIPAL POSITION                     YEAR     SALARY       (1)           (2)         OPTIONS      PAYOUTS        (3)
------------------                    ------   --------   ----------   ------------   ----------   ---------   ------------
Harvey R. Blau......................  1998     $697,000   $1,897,000       --         1,050,000       --         $81,746
  Chairman and Chief                  1997      679,000    2,738,000       --           350,000       --          80,666
  Executive Officer                   1996      662,000    2,366,000       --           250,000       --          79,780
Robert Balemian.....................  1998      691,000    1,839,000       --           650,000       --          44,024
  President                           1997      673,000    2,681,000       --           250,000       --          44,782
                                      1996      657,000    2,308,000       --           200,000       --          43,466
Patrick L. Alesia...................  1998      243,000       95,000       --            15,000       --          16,884
  Vice President                      1997      229,000       90,000       --            15,000       --          16,800
  and Treasurer                       1996      214,000       80,000       --            10,000       --          16,853
Edward I. Kramer....................  1998      125,000           --       --            15,000       --           7,386
  Vice President,                     1997      100,000           --       --            25,000       --           6,141
  Administration and Secretary

---------------
(1) Represents for Messrs. Blau and Balemian cash incentive bonus under the Company's Senior Management Incentive Compensation Plan. The bonus amount in fiscal 1998 for each of Messrs. Blau and Balemian does not include $500,000 which was deferred under such Plan and will be paid in the form of shares of Common Stock of the Company. Accordingly, there has been reserved 57,678 shares of Common Stock in respect of each of Messrs. Blau and Balemian's incentive compensation for fiscal 1998. See "Management -- Employment Agreements -- and -- Stock and Compensation Plans."

(2) Other Annual Compensation excludes certain perquisites and other non-cash benefits provided by the Company since such amounts do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(3) All Other Compensation in fiscal 1998 includes: (a) $61,360, $26,280 and $7,590 of premiums paid by the Company in respect of certain split-dollar life insurance policies on the lives of Messrs. Blau, Balemian and Alesia, respectively. The Company is the beneficiary to the extent of the premiums paid; (b) $12,537, $9,895, $1,445 and $1,445 paid by the Company for term life insurance policies on Messrs. Blau, Balemian, Alesia and Kramer, respectively; (c) Company contributions under the Griffon Corporation 401(k) Retirement Plan of $6,849 paid by the Company for each of Messrs. Blau, Balemian and Alesia and $4,941 for Mr. Kramer and (d) $1,000 in Company contributions allocated under the Company's Employee Stock Ownership Plan on behalf of each of Messrs. Blau, Balemian, Alesia and Kramer.

EMPLOYMENT AGREEMENTS

     Effective October 1, 1998, Messrs. Blau and Balemian entered into new employment agreements with the Company for a term ending on December 1, 2003. Pursuant to these agreements, Mr. Blau receives a base salary of $775,000, subject to annual cost of living adjustments, and Mr. Balemian receives a base salary of $700,000, subject to annual cost of living adjustments, and each is eligible to receive an annual bonus calculated in accordance with the Company's Senior Management Incentive Compensation Plan. Each employment agreement further provides for a five year consulting period after the termination of employment during which each executive will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary. The employment agreements also provide for life insurance and for the continuation of certain benefits following death or disability.

     The employment agreements further provide that in the event there is a change in the control of the Company, as defined therein, each executive has the option, exercisable within one year after such event, to terminate his employment agreement. Upon such termination, he has the right to receive as a lump sum payment the compensation (including incentive bonus, if any) remaining to be paid for the balance of the term of the agreement. In addition, the Company will provide the executive with a tax gross-up payment to cover any excise tax due.

STOCK AND COMPENSATION PLANS

  EMPLOYEE STOCK OWNERSHIP PLAN

     In May 1983, the Company adopted an Employee Stock Ownership Plan, as amended, ("ESOP" or "Plan"). Employees of the Company and its subsidiaries are eligible to participate in the Plan, provided they are not members of a collective bargaining unit. The ESOP has a Trustee, U.S. Trust Company N.A. (the "Trustee"), who votes the securities held by the Plan (other than securities of the Company which have been allocated to employees' accounts).

     The annual contributions to the Plan are to be in such amounts as the Board of Directors in its sole discretion shall determine. Each employee who participates in the Plan has a separate account and the annual contribution by the Company to an employee's account is not permitted to exceed the lesser of $30,000 (or such other limit as may be the maximum permissible pursuant to the provisions of Section 415 of the Internal Revenue Code and Regulations issued thereunder) or 25% of such employee's annual compensation, as defined under the Plan. No contributions are required of, nor are any accepted from, any employee.

     All contributions to the Plan are invested primarily in the Company's securities. The Trustee has the right to purchase the Company's securities on behalf of employees. The Trustee is considered the shareholder for the purpose of exercising all owners' and shareholders' rights, with respect to the Company's securities held in the Plan, except for voting rights, which inure to the benefit of each participant who can vote all shares held in his account, even if said shares are not vested. As of November 30, 1998, there were 2,519,558 shares in the Plan, of which 2,368,496 were allocated to employees and 151,062 were unallocated.

     The Trustee is empowered to borrow funds for the purpose of purchasing the Company's securities. The securities so purchased are required to be held in an acquisition indebtedness account, to be released and made available for allocation as principal and interest are repaid. In December 1996, the ESOP entered into a $3,000,000 loan agreement, the proceeds of which were used to purchase Common Stock of the Company.

     The loan provides for repayment in quarterly installments through 2002 and is guaranteed by the Company. As of December 14, 1998, the Plan had outstanding borrowings of $2,000,000.

  SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

     The Company's Senior Management Incentive Compensation Plan (the "Incentive Plan"), which was adopted by the Board of Directors in November 1997 and approved by the stockholders of the Company in February 1998, provides for annual bonuses to Messrs. Blau and Balemian based upon Company performance. Under the Incentive Plan, each of Messrs. Blau and Balemian is entitled to receive a bonus based upon the Company's Consolidated Pretax Earnings, as defined, for each fiscal year. In the case of Mr. Blau, the annual bonus equals 4% of the first $5,000,000 of Consolidated Pretax Earnings, plus 5% of the amount of Consolidated Pretax Earnings in excess of $5,000,000. In the case of Mr. Balemian, the annual bonus equals 2.5% of the first $3,000,000 of Consolidated Pretax Earnings, plus 3.5% of the next $2,000,000 of Consolidated Pretax Earnings, plus 5% of the amount of Consolidated Pretax Earnings in excess of $5,000,000. The first $500,000 of the annual bonus payable for any fiscal year to each of Messrs. Blau and Balemian is payable in deferred shares of Common Stock.

     The amount of the bonus for each of Messrs. Blau and Balemian for a fiscal year that is payable in deferred shares of Common Stock (the "Stock Portion") is converted to a hypothetical number of shares of Common Stock and credited to a bookkeeping account in his name. The number of shares will equal (i) the amount of the Stock Portion divided by (ii) the "Value" of a share of Common Stock as of the last day of the fiscal year for which the bonus is paid. The "Value" of a share of Common Stock as of a given date is defined as the average of the closing prices of a share of Common Stock on the New York Stock Exchange composite tape (or, if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed) for each trading day during the period of 20 trading days ending with such date. If the Common Stock is not traded on any national securities exchange, the Value of the Common Stock is to be determined in good faith by the Committee administering the Incentive Plan. The deferred stock credited to the accounts of Messrs. Blau and Balemian will be delivered in the form of shares of Common Stock when he ceases to be an employee of the Company, either all at once or in up to five annual installments. However, the Committee administering the Incentive Plan has the power, in its discretion, to accelerate delivery of the deferred stock. Upon a Change in Control of the Company (as defined in the Incentive Plan), bonuses will be paid, entirely in cash, with respect to the portion of the Company's then-current fiscal year before the Change in Control, based upon performance for that portion of the year, and the deferred stock credited to participants' accounts will be paid to them in the form of cash based upon the Change in Control Consideration (as defined in the Incentive Plan).

  1998 EMPLOYEE AND DIRECTOR STOCK OPTION PLAN

     The 1998 Employee and Director Stock Option Plan (the "Employee and Director Plan"), which was adopted by the Board of Directors in February 1998 and amended in July and November 1998, covers 1,750,000 shares of the Company's Common Stock. The participants in the Employee and Director Plan are all directors, officers and employees of, and consultants to, the Company or any of its subsidiaries and affiliates. Under the terms of the Employee and Director Plan, the purchase price of the shares subject to each option granted will not be less than 100% of the fair market value at the date of grant. The terms of each option shall be determined at the time of grant by the Board of Directors or its Compensation Committee.

During fiscal 1998, options were granted to purchase 326,500 shares under the Employee and Director Plan. As of December 14, 1998, no options were exercisable and options to purchase 1,444,500 shares remained available for future grants under the Employee and Director Plan.

  1998 STOCK OPTION PLAN

     The 1998 Stock Option Plan (the "1998 Plan"), which was adopted by the Board of Directors in November 1997 and approved by the stockholders of the Company in February 1998, covers 1,000,000 shares of the Company's Common Stock. The participants in the 1998 Plan are all officers and employees of the Company or any of its subsidiaries or affiliates. Under the terms of the 1998 Plan, the purchase price of the shares subject to each option granted will not be less than 100% of the fair market value at the date of grant. The terms of each option shall be determined at the time of grant by the Board of Directors or its Compensation Committee. During fiscal 1998, options were granted to purchase 1,000,000 shares under the 1998 Plan. As of December 14, 1998, no options were exercisable and no options remained available for future grants under the 1998 Plan.

  1997 STOCK OPTION PLAN

     The 1997 Stock Option Plan (the "1997 Plan"), which was adopted by the Board of Directors in November 1996 and approved by the stockholders in February 1997, covers 1,500,000 shares of the Company's Common Stock. The participants in the 1997 Plan are all officers and employees of the Company or any of its subsidiaries or affiliates. Under the terms of the 1997 Plan, the purchase price of the shares subject to each option granted will not be less than 100% of the fair market value at the date of grant. The terms of each option shall be determined at the time of grant by the Board of Directors or its Compensation Committee. During fiscal 1998, options were granted to purchase 735,000 shares under the 1997 Plan. As of December 14, 1998, 728,250 were exercisable at $13.50 per share and options to purchase 12,000 shares remained available for future grants under the 1997 Plan.

  1995 STOCK OPTION PLAN

     The 1995 Stock Option Plan (the "1995 Plan"), which was adopted by the Board of Directors in November 1994 and approved by the stockholders in February 1995, covers 1,000,000 shares of the Company's Common Stock. The participants in the 1995 Plan are all officers and employees of the Company or any of its subsidiaries or affiliates. Under the terms of the 1995 Plan, the purchase price of the shares subject to each option granted will not be less than 100% of the fair market value at the date of grant. The terms of each option shall be determined at the time of grant by the Board of Directors or its Compensation Committee. During fiscal 1998, no options were granted under the 1995 Plan. As of December 14, 1998, options to purchase 943,000 shares were exercisable at $7.50 to $9.375 per share and options to purchase 27,000 shares remained available for future grants under the 1995 Plan.

  OUTSIDE DIRECTOR STOCK AWARD PLAN

     The Company has an Outside Director Stock Award Plan (the "Outside Director Plan"), which was approved by the stockholders in 1994, under which 300,000 shares may be issued to non-employee directors. Annually, at the time of each annual meeting of stockholders, each eligible director is awarded shares of the Company's Common Stock having a value of $10,000, which shares vest in equal installments over a three-year period. During fiscal 1998, 6,660 shares were issued under the Outside Director Plan. As of December 14, 1998, an aggregate of 252,510 shares remained available for future grants under the Outside Director Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all stock option grants to the executive officers named in the "Summary Compensation Table" during the fiscal year ended September 30, 1998:

                                                                                     POTENTIAL REALIZED VALUE AT ASSUMED
                                        INDIVIDUAL GRANTS(1)                             ANNUAL RATES OF STOCK PRICE
                        ----------------------------------------------------                  APPRECIATION FOR
                          NUMBER          % OF                                                 OPTION TERMS(5)
                        OF SHARES     TOTAL OPTIONS                            -----------------------------------------------
                        UNDERLYING     GRANTED TO      EXERCISE                 STOCK                    STOCK
                         OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION    PRICE       DOLLAR       PRICE       DOLLAR
NAME                    GRANTED(2)   FISCAL YEAR(3)     ($/SH)       DATE      5%($)(4)    GAIN(1)     10%($)(4)     GAIN(1)
----                    ----------   ---------------   --------   ----------   --------   ----------   ---------   -----------
Harvey R. Blau........   400,000          19.40%        $15.75     11-05-07     $25.66    $3,964,000    $40.86     $10,044,000
                         650,000          31.53          11.13     08-11-08      18.12     4,547,000     28.86      11,528,000
Robert Balemian.......   300,000          14.55          15.75     11-05-07      25.66     2,973,000     40.86       7,533,000
                         350,000          16.98          11.13     08-11-08      18.12     2,448,000     28.86       6,207,000
Patrick L. Alesia.....    15,000           0.73          14.75     02-05-08      24.03       139,000     38.26         353,000
Edward I. Kramer......    15,000           0.73          14.75     02-05-08      24.03       139,000     38.26         353,000

---------------
(1) All grants are under the Company's stock option plans. Dollar gains are based on the assumed annual rates of appreciation above the exercise price of each option for the term of the option.

(2) Grants were made at the market value of the Company's Common Stock on the date of grant. Grants vest 50% one year after date of grant and the remaining balance two years after the date of grant.

(3) Total options granted to employees in fiscal 1998 were for 2,061,500 shares of Common Stock.

(4) The stock price represents the price of the Company's Common Stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.

(5) The increase in market value of the Company's Common Stock for all stockholders as of December 14, 1998, assuming annual rates of stock appreciation from September 30, 1998 (stock price of $8.75 per share) over the ten year period used in this table, aggregate $167,502,000 at a 5% rate and $424,482,000 at a 10% rate.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth stock options exercised during fiscal 1998 and all unexercised stock options of the executive officers named in the "Summary Compensation Table" as of September 30, 1998:

                                                                NUMBER OF                  VALUE OF OUTSTANDING
                                                           OUTSTANDING OPTIONS           IN-THE-MONEY OPTIONS AT
                           SHARES                           AT FISCAL YEAR-END              FISCAL YEAR-END(2)
                          ACQUIRED         VALUE       ----------------------------    ----------------------------
NAME                     ON EXERCISE    REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                     -----------    -----------    -----------    -------------    -----------    -------------
Harvey R. Blau.........    150,000      $1,790,625      1,240,000       1,225,000       $877,500              --
Robert Balemian........    100,000       1,193,750        950,000         775,000        655,625              --
Patrick L. Alesia......     35,000         414,063         32,500          22,500         16,875              --
Edward I. Kramer.......         --              --         22,500          27,500          8,125              --

---------------
(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date.

(2) Values are calculated by subtracting the exercise price from the fair market value of the stock as of September 30, 1998.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective October 1, 1996 the Company adopted the Griffon Corporation Supplemental Executive Retirement Plan ("SERP") for its officers.

     The normal retirement age under the SERP is 72. No benefit is payable unless a participant is vested at the time of termination of employment. A participant's right to receive a benefit vests after 20 years of service and one year of participation in the SERP, or upon a Change of Control as defined in the SERP.

     The SERP provides an annual benefit upon termination equal to the sum of .25% of Average Base Salary and 1.5% of Average Bonus/Incentive Compensation
multiplied by completed years of service (up to a maximum of 30). "Average" means the average of the three highest paid years out of the last ten prior to retirement. The benefit is reduced by any Social Security benefit attributable to the employment of the participant. Benefits are adjusted for early retirement and retirement after the normal retirement date. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant's beneficiary.

     A trust will be established to which contributions will be made to provide for the benefits under the SERP.

     The following tables show the projected annual benefits payable at age 72 under the SERP before the reduction for Social Security benefits. A participant's SERP benefit would be the total of the applicable amounts from each table, minus the Social Security benefit attributable to the participant's employment. The number of years of service of the participants as of September 30, 1998 are: Mr. Blau, 26; Mr. Balemian, 25; and Mr. Alesia, 25.

                BASE SALARY                         BONUS/INCENTIVE COMPENSATION
-------------------------------------------   -----------------------------------------
                         YEARS OF SERVICE                          YEARS OF SERVICE
                         WITH THE COMPANY     ASSUMED AVERAGE      WITH THE COMPANY
   ASSUMED AVERAGE      -------------------   BONUS INCENTIVE   -----------------------
ANNUAL BASE SALARY(1)   25 YEARS   30 YEARS   COMPENSATION(2)    25 YEARS     30 YEARS
---------------------   --------   --------   ---------------   ----------   ----------
     $  200,000         $12,500    $15,000      $  100,000      $   37,500   $   45,000
        300,000          18,750     22,500         250,000          93,750      112,500
        400,000          25,000     30,000         500,000         187,500      225,000
        500,000          31,250     37,500       1,000,000         375,000      450,000
        600,000          37,500     45,000       1,500,000         562,500      675,000
        700,000          43,750     52,500       2,000,000         750,000      900,000
        800,000          50,000     60,000       2,500,000         937,500    1,125,000

---------------
(1) Average of a participant's base salary for the highest three years out of the last ten prior to retirement.

(2) Average of a participant's bonus/incentive compensation for the highest three years out of the last ten prior to retirement.

CERTAIN TRANSACTIONS

     Harvey R. Blau, the Chairman of the Board, and Edward I. Kramer, the Vice President, Administration and Secretary of the Company are members of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Company. For the fiscal year ended September 30, 1998, the Company paid $733,000 in legal fees to Blau, Kramer, Wactlar & Lieberman, P.C. Legal fees paid by the Company to Blau, Kramer, Wactlar & Lieberman, P.C. are reviewed and approved by a committee of independent non-employee directors. In addition, Blau, Kramer, Wactlar & Lieberman, P.C. subleases from the Company approximately 3,700 square feet of office space at the Company's corporate headquarters. The rental under this sublease agreement is the same rental per square foot that the Company is paying on its prime lease, including any escalations, and aggregated approximately $89,000 in the fiscal year ended September 30, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, the Company's Compensation Committee consisted of Messrs. Henry A. Alpert, Abraham M. Buchman, Bertrand M. Bell and Rear Admiral Clarence A. Hill, Jr. (Ret.). None of these persons were officers or employees of the Company during fiscal 1998 nor had any relationship requiring disclosure in this Proxy Statement.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements and incentive plans. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1998 is furnished by the directors who comprised the Compensation Committee during fiscal 1998.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's businesses. To attain these objectives, the Company's executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment Agreements -- and -- Senior Management Incentive Compensation Plan."

     Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant, have a maximum term of ten years and generally become exercisable for half of the option shares one year from the date of grant and for all of the option shares two years from the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee utilizes the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements and the Company's Senior Management Incentive Plan ("Incentive Plan"), the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 1998, pursuant to the terms of his employment agreement with the Company and the Incentive Plan, Mr. Robert Balemian, the Company's President, received a base salary and an incentive bonus based on the Company's Consolidated Pretax Earnings. See "Management -- Employment Agreements -- and -- Senior Management Incentive Compensation Plan." In light of this employment agreement and the Incentive Plan, the Compensation Committee was not required to make any decision regarding the compensation of Mr. Balemian. Mr. Balemian was also granted certain stock options for the same reasons as are set forth under "Compensation of Chief Executive Officer" below. Mr. Patrick L. Alesia, the Company's Vice President and Treasurer received a base salary, a cash bonus and a grant of stock options under the Company's 1998 Employee and Directors Option Plan. Mr. Edward I. Kramer, the Company's Vice President, Administration and Secretary, also received a base salary and a grant of stock options under the Company's 1998 Employee and Directors Option Plan. The Compensation Committee determined that the base salaries, bonus and grant of stock options were appropriate given the Company's financial performance, the substantial contribution made by Mr. Alesia and Mr. Edward I. Kramer to such performance and the compensation levels of executives at companies competitive with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For fiscal 1998, pursuant to the terms of his employment agreement with the Company and the Incentive Plan, Mr. Harvey R. Blau, the Company's Chairman and Chief Executive Officer, received a base salary and an incentive bonus based on the Company's Consolidated Pretax Earnings. See "Management -- Employment Agreements -- and -- Senior Management Incentive Compensation Plan." In light of this employment agreement and the Incentive Plan, the Compensation Committee was not required to make any decision regarding the compensation of Mr. Blau. The Compensation Committee granted to Mr. Blau options to purchase Common Stock under the Company's stock option plans. The Compensation Committee believes that stock options provide an incentive for Mr. Blau to maximize long-term shareholder value.

                                          The Compensation Committee

                                           Abraham M. Buchman, Chairman
                                           Henry A. Alpert
                                           Bertrand M. Bell
                                           Rear Admiral Clarence A. Hill, Jr.
                                           (Ret.)

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the NYSE. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1998.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return to the Company's stockholders during the five year period ended September 30, 1998 as well as an overall stock market index (S & P SmallCap 600 Index) and the Company's peer group index (Dow Jones Industrial-Diversified Index).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

            AMONG GRIFFON CORPORATION, THE S & P SMALLCAP 600 INDEX
                 AND THE DOW JONES INDUSTRIAL-DIVERSIFIED INDEX

                                                                      DOW JONES
                               GRIFFON              S & P           INDUSTRIAL -
                             CORPORATION        SMALLCAP 600         DIVERSIFIED
SEP-93                           100                 100                 100
SEP-94                            91                  99                 102
SEP-95                           100                 125                 122
SEP-96                           113                 145                 157
SEP-97                           188                 198                 215
SEP-98                           101                 168                 200

* $100 INVESTED ON SEPTEMBER 30, 1993 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP acted as the Company's independent public accountants for the fiscal year ended September 30, 1998 and has been selected by the Board of Directors, upon the recommendation of the Audit Committee, to continue to act as the Company's independent public accountants for the Company's 1999 fiscal year.

     A representative of Arthur Andersen LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than October 1, 1999 to be considered for inclusion in the Company's next Proxy Statement.

                                           By Order of the Board of Directors,

                                                     EDWARD I. KRAMER
                                                        Secretary

Dated: Jericho, New York
      December 30, 1998

                              GRIFFON CORPORATION

                  BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING

                                FEBRUARY 4, 1999

     The undersigned hereby appoints Harvey R. Blau and Robert Balemian, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in GRIFFON CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on February 4, 1999 and any adjournments thereof.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                                                              [SEE REVERSE SIDE]

                       ANNUAL MEETING OF STOCKHOLDERS of

                              GRIFFON CORPORATION

                                February 4, 1999

                             [INSIDE SCREENED BOX:]
                            PROXY CARD INSTRUCTIONS

TO VOTE BY MAIL

Please complete, date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

YOUR CONTROL NUMBER IS              ___________________




                Please Detach and Mail in the Envelope Provided

        Please mark your
A [X]   votes as in this
        example.

                      FOR all nominees              WITHHOLD
                   listed at right (except          AUTHORITY                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                      as marked to the            to vote for all            FOLLOWING PROPOSALS:
                       contrary below)        nominees listed at right
1. Election of the          [  ]                        [  ]                NOMINEES: Bertrand M. Bell    2. Upon such other
   nominees listed                                                                    Robert Bradley         business as may
   at right, as set                                                                   Martin S. Sussman      properly come before
   forth in the proxy statement:                                                      Lester L. Wolff        the meeting or any
                                                                                                             adjournment thereof.
(Instruction: To withhold authority to vote for any
individual nominee, print the nominee's name on the                                                       PLEASE COMPLETE, DATE,
line provided below.)                                                                                     SIGN AND RETURN THIS PROXY
                                                                                                          IN THE ENCLOSED ENVELOPE.
___________________________________________________



SIGNATURE(S) ________________________________________________________________________  DATED: _______________________________ 1999

                             VOTING INSTRUCTIONS TO
                            U.S. TRUST COMPANY N.A.,
                    AS TRUSTEE UNDER THE GRIFFON CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

     I hereby direct that at the Annual Meeting of Stockholders of Griffon Corporation on February 4, 1999 and at any adjournments thereof, the voting rights pertaining to the shares of Griffon Corporation Common Stock deemed allocated to my account under the Griffon Corporation Employee Stock Ownership Plan solely for the purpose of voting at the Annual Meeting shall be exercised as checked on this card, or if not checked, shall be voted in the discretion of the Trustee.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, PARTICIPANTS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF, IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                                                              [SEE REVERSE SIDE]

                       ANNUAL MEETING OF STOCKHOLDERS of

                              GRIFFON CORPORATION

                                February 4, 1999
                              INSIDE SCREENED BOX
                           [PROXY CARD INSTRUCTIONS]

TO VOTE BY MAIL

Please complete, date, sign and mail your card in the envelope provided (to be received no later than January 29, 1999.)

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call no later than 5:00 P.M. Eastern time on January 29, 1999, toll-free 1-800-PROXIES and follow the instructions. Have your control number and the card available when you call.


YOUR CONTROL NUMBER IS              ___________________




                Please Detach and Mail in the Envelope Provided

        Please mark your
A [X]   votes as in this
        example.

                      FOR all nominees              WITHHOLD
                   listed at right (except          AUTHORITY                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                      as marked to the            to vote for all            FOLLOWING PROPOSALS:
                       contrary below)        nominees listed at right
1. Election of the          [  ]                        [  ]                NOMINEES: Bertrand M. Bell    2. Upon such other
   nominees listed                                                                    Robert Bradley         business as may
   at right, as set                                                                   Martin S. Sussman      properly come before
   forth in the proxy statement:                                                      Lester L. Wolff        the meeting or any
                                                                                                             adjournment thereof.
(Instruction: To withhold authority to vote for any
individual nominee, print the nominee's name on the                                                       PLEASE COMPLETE, DATE,
line provided below.)                                                                                     SIGN AND RETURN THIS PROXY
                                                                                                          IN THE ENCLOSED ENVELOPE.
___________________________________________________



SIGNATURE(S) ________________________________________________________________________  DATED: _______________________________ 1999
NOTE: Please sign and date and return this voting instruction card in our attached envelope. This card must be received by 5:00 p.m.
Eastern Time on January 29, 1999.
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